UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

October 2, 2006

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-50706	41-1843131
(Commission File No.)	(IRS Employer Identification No.)

730 Second Avenue
Minneapolis, MN  55402
(Address of principal executive offices and zip code)

(612) 376-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 2, 2006, Eschelon Telecom, Inc. (the “Company”) has appointed Robert E. Pickens to the position of Chief Operating Officer.  Mr. Pickens, age 46, has been with Eschelon since 1996 in various marketing, planning, integration management and operations roles and has 16 years of competitive local exchange carrier experience.  Most recently, Mr. Pickens served as Executive Vice President of Marketing and Integration.

Mr. Pickens is party to a Severance Pay Agreement.  The agreement provides that Mr. Pickens is entitled to receive severance benefits upon the occurrence of certain events as more fully described in the Severance Pay Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On October 2, 2006, Eschelon Telecom, Inc. issued a press release (the “Press Release”) announcing the completion of the acquisition of OneEighty Communications, Inc.  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the Press Release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)                             Exhibits.

10.1    Form of Severance Pay Agreement.

99.1    Press Release dated October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2006	Eschelon Telecom, Inc.

	/s/	Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

10.1	Form of Severance Pay Agreement.
99.1	Press Release issued by the Company on October 2, 2006.